C. R. BARD, INC. AND SUBSIDIARIES

EXHIBIT 21



Parents and Subsidiaries of Registrant

The following table lists, as of December 31, 1994, the Company of its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary.

                                             Where               % of
                                          Incorporated       Voting Stock

C. R. Bard, Inc.                          New Jersey         (Registrant)
  Bainbridge Science, Inc.                Washington             100
  Bard Access Systems, Inc.               Utah                   100
  Bard Canada Inc.                        Canada                 100
    Purchaseco Inc.                       Canada                 100
      Vas-Cath Holdings Ltd.              Canada                 100
        Vas-Cath, Inc.                    Canada                 100
        Med-Pro Design Inc.               Canada                 100
  Bard Cardiopulmonary, Inc.              Delaware               100
  Bard Devices, Inc.                      Delaware               100
    Davol Inc.                            Delaware               100
  Bard Implants, Inc.                     Delaware               100
  Bard International, Inc.                Delaware               100
    Bard Japan Limited                    Japan                  100
  Bard Shannon Limited                    Ireland                100
    Bard de Espana, S.A.                  Spain                  100
      C. R. Bard GmbH                     Germany                100
        Angiomed AG                       Germany                100
      Bard Portugal                       Portugal               100
    Bard Belgium N.V.                     Belgium                100
    Bard Galway Limited                   Ireland                100
    Bard Holdings Limited                 England                100
      Bard Limited                        England                100
    Bard Nederland B.V.                   Netherlands            100
    Bard S.P.A.                           Italy                  100
    C. R. Bard Ireland Limited            Ireland                100
    Laboratoires Bard S.A.                France                 100
      Cardial S.A.                        France                 100
  BCP Puerto Rico, Inc.                   Delaware               100
  Catalina Acquisition Corp.              Delaware               100
  CRB Delaware, Inc.                      Delaware               100
  Pilot Cardiovascular Systems, Inc.      Delaware               100
  Roberts Laboratories, Inc.              Arizona                100

The Consolidated Financial Statements include the accounts of the Registrant and all its wholly-owned subsidiaries.

                                         IV-69